UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
 ____________________
Date of Report (Date of earliest event reported): July 18, 2017
Accenture plc
(Exact name of registrant as specified in its charter)

Ireland	001-34448	98-0627530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 Grand Canal Square
Grand Canal Harbour
Dublin 2, Ireland
(Address of principal executive offices)
Registrant’s telephone number, including area code: (353) (1) 646-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On July 18, 2017, the Board of Directors (the “Board”) of Accenture plc (the “Company”) appointed Tracey T. Travis as a new director of the Company, effective July 20, 2017, upon the recommendation of the Board’s Nominating & Governance Committee. Ms. Travis will serve until the Company’s 2018 annual general meeting of shareholders, when she will be subject to re-appointment by a vote of the Company’s shareholders.

Ms. Travis, 55, is executive vice president and chief financial officer of The Estée Lauder Companies Inc. As CFO at The Estée Lauder Companies, Ms. Travis is responsible for global finance, accounting, investor relations, information technology, and strategy and new business development. Before joining The Estée Lauder Companies in 2012, she was senior vice president and CFO at Ralph Lauren Corporation for seven years. Previously, she served in senior financial, information technology and operations management roles at L Brands, Inc., American National Can Group, Inc., PepsiCo Inc. and Pepsi Bottling Group, Inc. She began her career at General Motors Co. as an engineer and senior financial analyst.

Ms. Travis is a director of Campbell Soup Company. Ms. Travis holds an MBA in Finance and Operations Management from Columbia University and earned a Bachelor of Science degree in Industrial Engineering from the University of Pittsburgh.
Ms. Travis has been appointed to serve on the Board’s Audit Committee and Finance Committee. She will receive the pro rata portion of the standard compensation for service on the Board (currently $100,000 per annum) and the committees to which she has been appointed (currently $11,250 per annum for service on the Audit Committee and $7,500 per annum for service on the Finance Committee), based on the number of days remaining in the current director compensation year. Ms. Travis may elect to receive her compensation in cash or equity. She will also receive the standard grant of restricted share units valued at $185,000 made by the Company to directors newly appointed to the Board.
The Company expects Ms. Travis to enter into the standard director indemnification agreement that Accenture International S.à.r.l., an indirect subsidiary of the Company, has with the Company’s directors. A copy of a substantially similar form of the indemnification agreement is filed as Exhibit 10.5 to the Company’s Form 8-K12B filed on September 1, 2009.
A copy of the Company’s news release issued on July 20, 2017 regarding the appointment of Ms. Travis to the Board is filed as Exhibit 99 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

99	News Release of Accenture, dated July 20, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 20, 2017	ACCENTURE PLC

	By:	/s/ Joel Unruch
	Name:	Joel Unruch
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99	News Release of Accenture, dated July 20, 2017